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                                                                     EXHIBIT 5

[FROST & JACOBS LETTERHEAD]

                                  May 31, 1996

First Financial Bancorp.
Third and High Streets
Hamilton, Ohio 45011

        Re:     First Financial Bancorp.
                Thrift Plan and Trust
                Form S-8 Registration Statement
                -------------------------------

Gentlemen:

        We are counsel for First Financial Bancorp., an Ohio corporation ("Bancorp"), which is named as the registrant in the Registration Statement on Form S-8 which is being filed on or about June 4, 1996 with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 200,000 common shares, par value $8.00 per share (the "Common Shares"), of Bancorp offered pursuant to the First Financial Bancorp Thrift Plan and Trust.

        With respect to the Common Shares registered pursuant to such Registration Statement as filed and as it may be amended, it is our opinion that the Common Shares when issued and paid for pursuant to the Plan will be validly issued, fully paid and non-assessable.

        We hereby consent to the reference to our firm under the caption "Opinion of Counsel" in the Registration Statement.

                                        Very truly yours,

                                        /s/ Frost & Jacobs